Exhibit 99.1

RiceBran Technologies Reports Third Quarter 2022 Results

TOMBALL, Texas, November 3, 2022 – RiceBran Technologies (NASDAQ: RIBT) (the “Company”), a global leader in the development and manufacture of nutritional and functional ingredients derived from rice and other small and ancient grains for human food, nutraceutical, pet care and equine feed applications, today announced financial results for the third quarter ended September 30, 2022.

Summary Results ($000s)	3Q22	3Q21	% Chg.	Qual	YTD22	YTD21	% Chg.	Qual
Revenue	$10,252	$6,909	48%	Improved	$31,001	$23,088	34%	Improved
Gross Profit (Loss)	$(697)	$(276)	153%	Declined	$(672)	$549	NM	Declined
SG&A	$1,765	$1,802	(2%)	Improved	$5,165	$5,476	(6%)	Improved
Operating Loss	$(2,462)	$(2,077)	19%	Increased	$(5,690)	$(4,932)	15%	Increased
Net Loss	$(2,042)	$(2,213)	(8%)	Improved	$(6,179)	$(3,545)	74%	Increased
Adj. EBITDA Loss (non-GAAP)*	$(1,404)	$(1,135)	24%	Increased	$(3,112)	$(2,121)	47%	Increased

* Reconciliation of GAAP to Non-GAAP measures follows.

Third Quarter 2022 Operating Highlights

“RiceBran continues to take advantage of strong demand for its products. We delivered another $10 million quarter, with year-over-year revenue up 48%,” said Executive Chairman Peter Bradley. “Our specialty milling businesses are running well and capitalizing on a strong demand for high-quality domestically supplied grains, and we saw double-digit growth in Core-SRB sales for the third quarter in a row. We are making progress with our initiatives to transition the Company to profitability. Our new Golden Ridge partnership and MGI’s capacity expansion will drive improved contributions from the mills in the near term, and we are pushing hard to get to our Core-SRB targets and to reaccelerate Value-Add sales and introduce new products.”

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Improved sourcing and selling to enhance Golden Ridge contribution. Golden Ridge continues to generate strong sales growth due to operating improvements. In September, the Company signed an operating agreement that will provide the mill with enhanced sourcing and selling capabilities, which is expected to result in improved profitability beginning in the fourth quarter. Deferred maintenance ahead of this transition contributed to higher gross losses in the third quarter, but a positive contribution margin is expected when these activities are fully transferred by year end.

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MGI generates strong growth while undergoing capacity expansion. In the third quarter, MGI completed all but one segment of a major mechanical upgrade, which will add 50% throughput capacity to the mill. Despite the significant operating challenges while executing during this project, the mill continued to generate strong year-over-year growth in both revenue and contribution margin. The capacity expansion tied to this investment is already booked through 2023, with some benefit expected in the fourth quarter despite delays in obtaining key equipment for the project due to supply chain issues.

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New customer wins for core-SRB business to ramp slower than expected. Core-SRB sales were up double-digits year-over-year for the third quarter in a row. The Company began supplying a new pet food customer in August, but volumes for this business will fall short of expectations in the fourth quarter due to a technical issue. This issue was known when shipments began but will need to be remediated sooner than expected to achieve the targeted inclusion rate and scale the business as expected. The Company will attempt to compensate with spot market sales, but the outlook for this business has been tempered in the interim.

●

Value-Add business on a recovery path from second quarter disruptions. The Company has resolved the production issues that impacted second quarter’s results and is rebuilding sales momentum. Nevertheless, another year-over-year decline in sales and continued issues with imported feedstock contributed to a negative contribution from this business in the third quarter. The Company is exhibiting new products this week at Supply Side West, a major industry trade show, and expects these introductions to support a return to growth and a significant improvement in profitability in 2023.

Third Quarter 2022 Financial Highlights

“We continue to see strong demand for all our products, with total revenue growing 48% year-over-year in the third quarter,” commented RiceBran’s CFO and COO Todd Mitchell. “Despite strong top line growth, we continue to see higher than expected losses from a variety of factors which are being addressed. We are working hard to recover and develop new people for critical roles to drive operational improvements and believe that we are making substantial progress on this front. We are advancing the initiatives we highlighted last quarter to improve profitability, and we are optimistic that these efforts will bear fruit in the form of improved results in the fourth quarter, accelerating into 2023 and beyond.”

●

Revenue momentum remained strong in the third quarter. Total revenue was $10.3 million in 3Q22, up from $6.9 million in 3Q21. The 48% year-over-year increase in the quarter was underpinned by strong growth for Golden Ridge and MGI, as well as the third consecutive quarter of double-digit growth in Core-SRB sales. Sales growth in the third quarter was offset in part by a double-digit year-over-year decline in Value-Add SRB derivative sales, albeit improved sequentially from second quarter levels. The Company expects revenues in the fourth quarter to mirror levels in the first three quarters of 2022.

●

Continued challenges resulted in higher gross losses. Gross losses were $697,000 in 3Q22, up from gross losses of $276,000 in 3Q21. The increase in gross losses reflected an increase in gross losses from Golden Ridge due to higher operating expenses to address deferred maintenance ahead of the mill’s transition to a new sourcing and selling model, as well as a negative contribution margin from the Company’s Value-Add SRB derivative business due to cost overruns associated with reaccelerating production and sourcing raw materials for new product introductions.

●

Efficiencies keep SG&A stable in an inflationary environment. SG&A declined 2% year-over-year to $1.8 million. Upward pressure on costs has been offset by increased productivity and reductions in head count. Due to the increase in gross losses, operating losses grew 19% in 3Q22 to $2.5 million from operating losses of $2.1 million in 3Q21, while net losses were $2.0 million, or ($0.38) per share, versus net losses of $2.2 million, or ($0.47) per share a year ago. Net losses in the second quarter included a $0.6 million non-cash benefit from the revaluation of a warrant liability.

●

Adjusted EBITDA (non-GAAP*) losses expanded. Adjusted EBITDA losses (non-GAAP) were $1.4 million in 3Q22, up from adjusted EBITDA losses (non-GAAP) of $1.1 million in 2Q21. This increase in the quarter reflected higher gross losses due to the year-over-year increase in gross losses from Golden Ridge, and the negative contribution margin in the quarter from the Value-Add SRB derivatives business. On a year-to-date basis, the contribution to adjusted EBITDA from Golden Ridge is now negative, while the similar contribution from Value-Add sales was down over $1.4 million from the same period in 2021.

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Steps taken to maintain sufficient liquidity. Total cash was $4.4 million at the end of the third quarter, down from $5.1 million at the end of the second quarter. Cash reserves were $3.6 million, and total borrowing excluding factoring was $4.3 million. Cash reserves and total borrowing include the addition of $900,000 in liquidity that was provided in advance of a restructuring of Golden Ridge’s term loan. After the end of the quarter, the Company raised net proceeds of $1.3 million from the issuance of common stock and warrants in a Registered Direct Offering managed by HC Wainwright.

Conference Call Information

RiceBran Technologies will host a conference call today, Thursday, November 3, at 4:30 p.m. Eastern Time to discuss these results. The call information is as follows:

●	Date: November 3, 2022

●	Time: 4:30 p.m. Eastern Standard Time

●	Toll Free Dial-in number for US/Canada: 877-545-0320

●	Dial-In number for international callers: 973-528-0002

●	Participant Access Code: 594844

●	Webcast: https://www.ricebrantech.com/investors

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 7 p.m. EST on November 3, 2022, until 11:59 p.m. EST on November 17, 2022 by dialing 877-481-4010 (United States) or 919-882-2331 (international) and using the passcode 47022.

About RiceBran Technologies

RiceBran Technologies is a specialty ingredient company focused on the development, production, and marketing of products derived from traditional and ancient small grains. Notably, we are a global leader in the production and marketing of stabilized rice bran (SRB), and high value-added derivative products derived from SRB, as well as a processor of rice, rice co-products, and barley and oat products. We create and produce products utilizing proprietary processes to deliver improved nutrition, ease of use, and extended shelf-life, while addressing consumer demand for all natural, non-GMO and organic products. The target markets for our products include food and animal nutrition manufacturers and retailers, as well as specialty food, functional food and nutritional supplement manufacturers and retailers, both domestically and internationally. More information can be found in the Company’s filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Forward-Looking Statements

This release contains forward-looking statements, including, but not limited to, statements about RiceBran’s expectations regarding its future financial results, sales growth, adjusted EBITDA (non-GAAP) improvements, and SG&A. These statements are made based upon current expectations that are subject to known and unknown risks and uncertainties, including the risks that operations are disrupted by the COVID-19 pandemic and timing of profitable operations. RiceBran Technologies does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in RiceBran Technologies’ filings with the Securities and Exchange Commission, including its most recent periodic reports.

Use of Non-GAAP Financial Information

We utilize “adjusted EBITDA” “Net Cash” and “Net Debt” as supplemental measures in our ongoing analysis of short term and long-term cash requirement and liquidity needs. Management uses adjusted EBITDA as an indicator of our current financial performance. By eliminating the impact of all material non-cash charges as well as items that do not regularly occur, we believe that adjusted EBITDA provides a more accurate and informative indicator of our cash requirements. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP and should not be considered as an alternative to net income (the most comparable GAAP financial measure to adjusted EBITDA).

The tables below contain a reconciliation of net loss (GAAP) and adjusted EBITDA (non-GAAP) for the three and nine months ended September 30, 2022 and September 30, 2021, and for Net Cash (non-GAAP) and Net Debt (non-GAAP) for the periods ended September 30, 2022 and September 30, 2021. We do not provide a reconciliation of forward-looking net loss (GAAP) to adjusted EBITDA (non-GAAP). Due to the nature of certain reconciling items, it is not possible to predict with any reliability what future outcomes may be with regard to the expense or income that may ultimately be recognized in future periods. Any forward-looking adjusted EBITDA information that we may provide from time to time consistently excludes the same items from projected net loss that are excluded from actual net loss in the table below.

Investor Contact

Rob Fink

FNK IR

ribt@fnkir.com

646.809.4048

RiceBran Technologies

Consolidated Income Statement (Unaudited) (GAAP)

(in $000, except per share amounts)

	3 Months Ended			9 Months Ended
	9/30/22	9/30/21	% Chg.	9/30/22	9/30/21	% Chg.

Revenue	$10,252	$6,909	48%	$31,001	$23,088	34%
Cost of Goods Sold	(10,949)	(7,185)	52%	$(31,673)	$(22,539)	41%
Gross Profit (Loss)	(697)	(276)	153%	(672)	549	NM
Gross Margin	(7% )	(4% )		(2% )	2%

Selling, General & Admin.	(1,765)	(1,802)	(2% )	(5,165)	(5,476)	(6% )
Loss (Gain) on PP&E	-	1	NM	147	(5)	NM
Operating Loss	$(2,462)	$(2,077)	19%	$(5,690)	$(4,932)	15%

Interest Expense	(145)	(121)	20%	(387)	(352)	10%
Gain on Extinguishment of PPP loan	-	-	-	-	1,792	-
Change in FV of Derivative Warrant Liability	612	-	-	24	-	-
Other Expense	(39)	(15)	160%	(106)	(52)	104%
Loss Before Income Taxes	(2,034)	(2,213)	(8% )	(6,159)	(3,544)	74%

Income Taxes	(8)	-	-	(20)	(1)	NM
Net Loss	$(2,042)	$(2,213)	(8% )	$(6,179)	$(3,545)	74%

Basic & Diluted Loss per Share:	$(0.38)	$(0.47)	(19% )	$(1.17)	$(0.77)	52%

Weighted Avg. Shares Outstanding (Basic & Diluted):	5,332	4,746	12%	5,291	4,632	14%

RiceBran Technologies

Consolidated Balance Sheets (Unaudited)

(in $000)

	Period Ending
	9/30/22	12/31/21	% Chg.
Assets

Cash and Cash Equivalents	$4,374	$5,825	(25% )
Accounts Receivable, net	$4,995	4,136	21%
Inventories	$2,687	2,444	10%
Other Current Assets	$1,148	810	42%
Total Current Assets	$13,204	$13,215	(0% )

PP&E, Net	14,629	15,444	(5% )
Operating Lease right-of-use assets	1,868	2,127	(12% )
Intangibles	411	527	(22% )
Total Assets	$30,112	$31,313	(4% )

Liabilities and Shareholders' Equity

Accounts Payable	$1,450	$826	76%
Commodities Payable	$1,960	1,702	15%
Accruals	$1,849	1,470	26%
Leases, Current	$547	468	17%
Debt, Current	$8,534	4,690	82%
Total Current Liabilities	$14,340	$9,156	57%

Leases, Not Current	1,970	2,048	(4% )
Debt, Not Current	365	1,356	(73% )
Derivative Warrant Liability	234	258	(9% )
Total Liabilities	$16,909	$12,818	32%

Preferred Stock	75	75	-
Common Stock	327,166	326,279	0%
Accumulated Deficit	(314,038)	(307,859)	2%
Total Shareholders’ Equity	$13,203	$18,495	(29% )

Total Liabilities and Shareholders’ Equity	$30,112	$31,313	(4% )

RiceBran Technologies

Consolidated Statement of Cash Flows (Unaudited)

(in $000)

	3 Months Ended				9 Months Ended
	9/30/22	9/30/21	% Chg.		9/30/22	9/30/21	% Chg.
Cash Flow from Operations
Net Loss	$(2,042)	$(2,213)	(8%	)	$(6,179)	$(3,545)	74%
Adjs. to reconcile net loss to net cash used in operating activities:
Depreciation	529	602	(12%	)	1,575	1,821	(14%	)
Amortization	35	48	(27%	)	116	150	(23%	)
Share-Based Compensation	494	292	69%		887	840	6%
Loss (Gain) on Involuntary Conversion of PP&E	-	2	NM		(147)	5	NM
Gain on Extinguishment of PPP Debt	-	-	-		-	(1,792)	NM
Change in FV of Derivative Warrant Liability	(612)	-	NM		(24)	-	NM
Allowance for doubtful accounts	(13)	-	NM		105	-	NM
Other	33	40	(18%	)	1	67	(99%	)
Changes in operating assets and liabilities:
Accounts Receivable	(944)	(280)	237%		(964)	(18)	NM
Inventories	(375)	(337)	11%		(243)	(295)	(18%	)
Accounts Payable	447	397	13%		1,094	594	84%
Commodities Payable	248	575	(57%	)	258	619	(58%	)
Other	79	293	(73%	)	(338)	(431)	(22%	)
Net Cash Flow from Operations	$(2,121)	$(581)	265%		$(3,859)	$(1,985)	94%

Cash Flow from Investing
Purchases of PP&E	10	(647)	NM		(411)	(1,187)	(65%	)
Proceeds from Insurance on Involuntary Conversion	-	375	NM		109	638	(83%	)
Net Cash Flow from Investing	$10	$(272)	NM		$(302)	$(549)	(45%	)

Cash Flow from Financing
Proceeds from Warrants Exercised	-	3,372	NM		-	171	NM
Net Change in Debt	1,361	(341)	NM		2,710	3,288	(18%	)
Net Cash Flow from Financing	$1,361	$3,031	NM		$2,710	$3,459	(22%	)

Net Change in Cash	$(750)	$2,178	NM		$(1,451)	$925	NM

BOP Cash Balance	$5,124	$4,010			$5,825	$5,263
Net Change in Cash	(750)	2,178			(1,451)	925
EOP Cash Balance	$4,374	$6,188			$4,374	$6,188

RiceBran Technologies

EBITDA and Adjusted EBITDA Reconciliation (Unaudited) (Non-GAAP)

(in $000)

	3 Months Ended			9 Months Ended
	9/30/22	9/30/21	% Chg.	9/30/22	9/30/21	% Chg.

Net Loss	$(2,042)	$(2,213)	(8% )	$(6,179)	$(3,545)	74%
Interest Expense	145	121	20%	387	352	10%
Income Taxes	8	-	NM	20	1	NM
Depreciation and Amortization	564	650	(13% )	1,691	1,971	(14% )
EBITDA	$(1,325)	$(1,442)	(8% )	$(4,081)	$(1,221)	NM

Gain on extinguishment of PPP loan	-	-	-	-	(1,792)	NM
Change in FV of Derivative Warrant Liability	(612)	-	NM	(24)	-	NM
Other Expense	39	15	160%	106	52	104%
Share-Based Compensation	494	292	69%	887	840	6%
Adjusted EBITDA	$(1,404)	$(1,135)	24%	$(3,112)	$(2,121)	47%

RiceBran Technologies

Net Cash and Net Debt Reconciliation (Unaudited) (Non-GAAP)

(in $000)

	Period Ending
	9/30/22	12/31/21	% Chg.

Cash and Cash Equivalents	$4,374	$5,825	(25%	)
Less: Total Debt, Current and Non-current	8,899	6,046	47%
Net Cash (Debt)	$(4,525)	$(221)	NM